EXECUTION VERSION

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
This AMENDMENT NO. 1 (this “Amendment”) to that certain STOCK PURCHASE AGREEMENT, dated as of March 29, 2017 (the “Agreement”), is made and entered into as of July 31, 2017, by and between Shanghai Huaxin Group (HongKong) Limited, a Hong Kong company (the “Investor”), and Cowen Inc. (f/k/a Cowen Group, Inc.), a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, each of the Company and the Investor (collectively, the “Parties”) have previously entered into the Agreement; and
WHEREAS, the Parties desire to amend the Agreement, in accordance with Section 8.09 thereof, as set forth below.
NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, each of the Parties hereto agree as follows:
1.Definitions. All terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
2.Amendment. Section 7.01(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
“ by either the Company or the Investor if the Closing shall not have occurred by the date that is December 31, 2017; or”
3.Effect on Agreement. Except as expressly provided by this Amendment, the Agreement and each other agreement, document and instrument delivered in connection therewith or relating thereto shall continue in full force and effect in accordance with their respective terms.
4.Miscellaneous.
a.    Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in an enforceable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
b.    Entire Agreement. The Agreement (including the exhibits and schedules thereto and the Company Disclosure Schedule), as amended by this Amendment, the Confidentiality Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Investor with respect to the subject matter hereof and thereof; provided that Section 7 (Standstill) of the Confidentiality Agreement shall terminate and have no further force and effect immediately upon the Closing
c.    Amendment. This Amendment may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, the Company and the Investor, or (ii) by a waiver in accordance with Section 4(d) of this Amendment.
d.    Waiver. The Company or the Investor may (i) extend the time for the performance of any of the obligations or other acts of any other Party, (ii) waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered by any other party pursuant hereto, or (iii) waive compliance with any of the agreements of any other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party that is giving the waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Amendment. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Amendment are cumulative to, and not exclusive of, any rights or remedies otherwise available.
e.    No Third-Party Beneficiaries. This Amendment shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Amendment.
f.    Governing Law; Arbitration; Jurisdiction; Waiver of Jury Trial. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the Law of the State of New York applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of Law. Sections 8.12(b) and 8.12(c) of the Agreement are incorporated herein by reference, mutatis mutandis, as if they were restated in full, with each reference to “this Agreement” in such sections of the Agreement being deemed a reference this Amendment.
g.    Counterparts. This Amendment may be executed and delivered (including by facsimile transmission of portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature pages follow.]
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first above written.
COWEN INC.

By:    /s/ Jeffrey Solomon
Name: Jeffrey Solomon
Title: President

SHANGHAI HUAXIN GROUP (HONGKONG) LIMITED

By:    /s/ Li Yong
Name: Li Yong
Title: Authorised Signatory

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